Exhibit 99.1

Tectonic Therapeutic Announces Favorable Phase 1a Safety, Tolerability and PK/PD Results for Lead Program TX45

TX45 was well-tolerated with no observed immunogenicity, and demonstrated a favorable

PK/PD relationship which was used to identify doses for the Phase 2 clinical trial

Results to be presented at the American Heart Association (AHA) Scientific Sessions in November 2024

Phase 1b single dose hemodynamic proof-of-concept clinical trial in Group 2 Pulmonary

Hypertension in Heart Failure with Preserved Ejection Fraction (PH-HFpEF) escalated to the highest dose of TX45 (3 mg/kg) based on favorable tolerability profile observed at lower doses, with topline trial results expected in the second quarter of 2025

WATERTOWN, Mass., September 19, 2024 (GLOBENEWSWIRE) — Tectonic Therapeutic, Inc. (NASDAQ: TECX) (Tectonic), a clinical stage biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (GPCRs), today announced favorable Phase 1a topline data for its lead asset TX45, a long-acting, potentially best-in-class relaxin. TX45 is being developed for the treatment of Group 2 PH-HFpEF.

“These topline Phase 1a findings for TX45 validate the preliminary data previously presented at lower doses, and we look forward to sharing the full trial results at the AHA Scientific Sessions later this year,” said Alise Reicin, M.D., President and Chief Executive Officer of Tectonic. “Furthermore, the Phase 1a data reveal the successful translation of a robust preclinical model into the clinic. This allowed us to select doses for our global Phase 2 randomized, 6-month clinical trial evaluating the effect of TX45 on PH-HFpEF patients, enriched for those with combined pre- and post-capillary PH.”

The Phase 1a clinical trial is a single ascending dose study in healthy volunteers designed to assess the safety and tolerability of TX45 in addition to the pharmacokinetic (PK) and pharmacodynamic (PD) profile of TX45 based upon relaxin’s known ability to increase renal plasma flow. TX45 doses of 0.3, 1 and 3 mg/kg administered intravenously (IV) and 150, 300 and 600 mg given subcutaneously (SC) were examined. The trial demonstrated that TX45 had minimal adverse events and no evidence of immune-mediated clearance. By assessing the change in renal plasma flow from baseline at several timepoints after dosing, a robust PK/PD relationship was established to identify the Phase 2 doses and dosing regimens.

In a preclinical model of chronic pulmonary hypertension, trough exposures associated with maximal activity also demonstrated near peak increases in renal plasma flow. The PK/PD model created from the Phase 1a clinical data had a high concordance, when adjusted for differences in potency between species, with the PK/PD relationship observed in the preclinical studies. Tectonic has chosen dose regimens for the Phase 2 proof of concept clinical trial in patients with PH-HFpEF based upon these models. In the Phase 2 clinical trial, patients will be randomized to 300 mg SC (2ml injection) once monthly of TX45, 300 mg SC every other week of TX45, or placebo.

There are an estimated 6 million patients with heart failure in the U.S., with HFpEF representing up to approximately 50% of heart failure cases. The combined Group 2 PH population with HFpEF is conservatively estimated at over 600,000, and there are no currently available commercialized treatments.

Tectonic recently announced the U.S. Food and Drug Administration cleared its Investigational New Drug application for TX45. Screening for the Phase 2 APEX clinical trial has been initiated and topline results are anticipated in 2026.

In addition, Tectonic has an ongoing, single dose IV, open-label clinical trial evaluating the safety, tolerability and acute hemodynamic effects of TX45 in patients with PH-HFpEF. TX45 has already been administered at doses of 0.3 mg/kg and 1 mg/kg and is now being dosed at 3 mg/kg, based upon the favorable tolerability profile at lower doses. This trial is currently assessing TX45’s acute effects on pulmonary capillary wedge pressure and pulmonary vascular resistance in addition to other hemodynamic assessments by right heart catheterization. Recruitment for this clinical trial has been better than expected and topline results are expected in the second quarter of 2025.

About TX45, a long-acting Fc-relaxin fusion protein

Tectonic’s lead program, TX000045 (TX45), is an Fc-relaxin fusion protein with optimized pharmacokinetics and biophysical properties that activates the RXFP1 receptor, the G-protein coupled receptor (GPCR) target of the hormone relaxin. Relaxin is an endogenous protein, expressed at low levels in both men and women. In normal human physiology, relaxin is upregulated during pregnancy where it exerts vasodilative effects, reduces systemic and pulmonary vascular resistance and increases cardiac output to accommodate the increased demand for oxygen and nutrients from the developing fetus. Relaxin also exerts anti-fibrotic effects on pelvic ligaments to facilitate delivery of the baby.

About Group 2 Pulmonary Hypertension in HFpEF

The World Health Organization has defined 5 groups of PH. Tectonic is focused on the Group 2 subtype, a condition that develops due to left-sided heart disease, specifically pulmonary hypertension secondary to left heart failure with preserved ejection fraction (PH-HFpEF).

In patients with PH-HFpEF, chronic heart failure leads to increased blood pressure in the pulmonary arteries, exerting severe strain on the right side of the heart, which adapts poorly to the increased pressure. This increased pulmonary pressure gradually causes worsening exercise capacity, shortness of breath and right-sided heart failure which can lead to death. Although several Group 1 PH (Pulmonary Arterial Hypertension, PAH) medications have been explored in Group 2 PH, to date, no medications have been approved for its treatment.

About Tectonic

Tectonic is a biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (GPCRs). Leveraging its proprietary technology platform called GEODe™ (GPCRs Engineered for Optimal Discovery), Tectonic is focused on developing biologic medicines that overcome the existing challenges of GPCR-targeted drug discovery and harness the human body to modify the course of disease. Tectonic focuses on areas of significant unmet medical need, often where therapeutic options are poor or nonexistent, as these are areas where new medicines have the potential to improve patient quality of life. Tectonic is headquartered in Watertown, Massachusetts. For more information, please visit www.tectonictx.com and follow @TectonicTx on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of Tectonic’s product candidates, including the ongoing Phase 1a and Phase1b clinical trial for its lead program, TX45, in Group 2 PH-HFpEF; the initiation of the Phase 2 clinical trial of TX45 in Group 2 PH-HFpEF including clinical trial design and endpoints; the anticipated market opportunity of TX45 to address the unmet needs of patients living with PH-HFpEF. These forward-looking statements are based on Tectonic’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Tectonic’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including the conflict in Ukraine and the conflict between Israel and Hamas, heightened inflation and uncertain credit and financial markets, on Tectonic’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; Tectonic’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause Tectonic’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in Tectonic’s quarterly report on Form 10-Q filed with the SEC on August 14, 2024, and in other filings that Tectonic makes and will make with the SEC in the future. Tectonic expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit www.tectonictx.com and follow @TectonicTx on X (formerly Twitter) and LinkedIn.

Contacts:

Investor:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media:

Lia Dangelico

Deerfield Group

lia.dangelico@deerfieldgroup.com

(540) 303-0180